UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2008
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24931 (Commission File Number)	58-2395199 (IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01. Other Events.
     First Analysis Securities Corporation issued an analyst report dated June 18, 2008 (the “Report”) regarding S1 Corporation (the “Company”) based, in part, upon meetings with John Stone, the Company’s Chief Financial Officer. While the Company typically does not comment on analyst reports, the Company wishes to clarify certain statements attributed to Mr. Stone in the Report:
•	The Report stated that “The company reaffirmed the slowdown in the economy has not affected demand for its product line...” and “S1 feels it has not been affected by any downturn in the economy or by any reduction in bank spending on technology.” The Company wishes to clarify that Mr. Stone did not update or reaffirm any such statements from the statements made on this topic during the Company’s Q1 2008 earnings call held on May 2, 2008.

•	The Report stated that “S1 currently has a backlog of projects for State Farm of about $9 million to $12 million...” The Company wishes to clarify that Mr. Stone communicated that the Company has generally been operating with nine to 12 months of backlog, rather than $9 million to $12 million as stated in the Report.

•	The Report referenced “a large South African client, which has spent over a year and more than $1 million as a client of S1’s professional services...” The Company wishes to clarify that this client is not based in South Africa.

•	The Report stated that “Stone also reaffirmed the company’s profitability targets” and “the company believes it can . . . reach 25% EBITDA margin 2009.” The Company wishes to clarify that Mr. Stone did not reaffirm the Company’s profitability targets or provide any guidance for 2009.
The Company notes that, as a matter of corporate policy, it does not issue new guidance, reaffirm prior guidance, update the Company’s previously issued guidance, or otherwise disclose material non-public information during analyst meetings or investor presentations.
The information set forth in this Item 8.01 shall not be deemed an admission as to the accuracy or materiality of any information in the Report. Investors should refer to the Company’s periodic filings with the SEC for information regarding the

Company’s business and operating and financial performance. The Company assumes no responsibility for, and undertakes no obligation to correct or update, inaccurate media reports regarding the matters referred to herein or other matters, except to the extent required by law.
Statements in this Form 8-K that are not historical, including statements regarding profitability targets, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. These risks and uncertainties include among others, the impact of changes in market interest rates and general economic conditions, changes in government regulations, changes in accounting principles and the quality or composition of the loan portfolio. Other risks and uncertainties are set forth in the Company’s Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”), and other documents filed with the Securities and Exchange Commission. The forward-looking statements are made only as of the date of this Form 8-K, and the Company disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise except to the extent required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)
Date: June 24, 2008	By /s/ John A. Stone
John A. Stone
Chief Financial Officer